UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2026

IMMIX BIOPHARMA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41159	45-4869378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11400 West Olympic Blvd., Suite 200

Los Angeles, CA 90064

(Address of principal executive offices)

(310) 651-8041

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b)of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	IMMX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On May 21, 2026, Immix Biopharma, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, as representative of the several underwriters named in Schedule I thereto, pursuant to which the Company agreed to issue and sell, in an underwritten offering (the “Offering”), an aggregate of 16,778,524 shares of its common stock, par value $0.0001 per share (the “Shares”) at a public offering price of $8.94 per share.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, and customary indemnification obligations of the Company, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The Company estimates that the net proceeds to the Company from the Offering, after deducting underwriting discounts and commissions, and estimated offering expenses, are expected to be approximately $140.65 million. The Offering is expected to close on May 22, 2026, subject to the satisfaction of customary conditions.

The Offering is being made pursuant to a shelf registration statement filed January 9, 2029 and declared effective by the Securities and Exchange Commission (the “SEC”) on January 22, 2026 (the “Registration Statement”) (File. No. 333-292665), a base prospectus filed as part thereof, and a prospectus supplement dated May 21, 2026, filed pursuant to Rule 424(b)(5) under the Securities Act.

The foregoing summary of the terms of the Underwriting Agreement is subject to, and qualified in its entirety by reference to, the full text of the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference. A copy of the opinion of Blank Rome LLP relating to the validity of the Shares in connection with the Offering, is filed as Exhibit 5.1 to this Current Report.

This Current Report shall not constitute an offer to sell, or the solicitation of an offer to buy, the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

On May 21, 2026, the Company issued a press release announcing the pricing of the Offering, a copy of which is attached as Exhibit 99.1 to this Current Report.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains “forward-looking” statements within the meaning of the Securities Act, the Securities Exchange Act of 1934, as amended, and of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to statements regarding the expected net proceeds of the Offering, the anticipated use of the net proceeds of the Offering, satisfaction of the closing conditions of the Offering and timing of the closing of the Offering. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” “schedule,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on the Company’s current expectations and projections about future events and various assumptions, including the Company’s cash runway and the satisfaction of customary closing conditions related to the Offering. Forward-looking statements are subject to risks and uncertainties that may cause the Company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and other documents that the Company files from time to time with the SEC. The forward-looking statements in this Current Report speak only as of the date hereof, the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 21, 2026, by and between Immix Biopharma, Inc. and Morgan Stanley & Co. LLC, as representative of the several underwriters.
5.1	Opinion of Blank Rome LLP.
23.1	Consent of Blank Rome LLP (included in Exhibit 5.1).
99.1	Press Release, dated May 21, 2026.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immix Biopharma, Inc.

Dated: May 21, 2026	/s/ Ilya Rachman
Ilya Rachman, Ph.D., M.D.
Chief Executive Officer